Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

April 25, 2006

CONTACT:	Brian Schaefgen
(949) 759-5900

AMBASSADORS INTERNATIONAL, INC. COMPLETES ACQUISITION OF

DELTA QUEEN STEAMBOAT COMPANY

Newport Beach, California, April 25, 2006 – Ambassadors International, Inc. (Nasdaq:AMIE) (the “Company”), announced today that its wholly-owned subsidiary, Ambassadors Cruise Group, LLC has completed its acquisition of the assets of the Delta Queen Steamboat Company (“Delta Queen”), North America’s most historic cruise line, from Delaware North Companies, a global leader in the hospitality industry. The signing of a definitive agreement was previously announced on April 6, 2006.

Joe Ueberroth, President and CEO of the Company, stated, “We are pleased that we were able to close this transaction in a timely manner. Our acquisition of the Delta Queen and American West brands creates an identifiable leader in United States river and coastal cruising that is dedicated to America’s tradition of grandeur and service while exploring our rich history.”

David Giersdorf, President and COO of Ambassadors Cruise Group, added, “Delta Queen is an iconic, American brand that is entering an exciting period in its long history. Americans and visitors to the United States are keenly interested in experiencing the vast river and coastal waterways of our country where so many of our natural, scenic wonders, historic treasures and unique communities can be found. We look forward to returning the incomparable American Queen to service in 2007 and operating the three Delta Queen vessels.”

About Ambassadors International, Inc.

Ambassadors International, Inc. is a cruise, marine, insurance and travel and event company. The Company operates two of North America’s premier river and coastal cruise companies, including American West Steamboat Company and Delta Queen Steamboat Company (acquired April 25, 2006), through its Ambassadors Cruise Group, LLC subsidiary. The Company also provides travel and event services for corporations, associations and tradeshows through its Ambassadors, LLC subsidiary. In addition, it operates BellPort Group, Inc., an international marine company, and participates in selective reinsurance programs through its specialty reinsurance subsidiary, Cypress Reinsurance, Ltd. The Company is headquartered in Newport Beach, California. In this press release, any reference to “Company,” “Ambassadors,” “management,” “we,” “us” and “our” refers to Ambassadors International, Inc. and its management team.

Forward-Looking Statements

This press release contains forward-looking statements that involve various risks and uncertainties, including statements relating to the Company’s future prospects, the benefits of our acquisition of Delta Queen and Delta Queen’s future prospects. The forward-looking statements contained in this release are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements. We believe that such risks and uncertainties include, among others, general economic financial and business conditions, overall conditions in the cruise, travel and insurance markets, potential claims related to our reinsurance business, further declines in the fair market value of our investments, lower investment yields, our ability to compete effectively in the U.S. cruise market, our ability to successfully integrate the operations of companies or businesses we acquire and realize the expected benefits of our acquisitions (including the acquisition of Delta Queen), our ability to successfully and efficiently operate the businesses that we acquire (including Delta Queen), our ability to service our debt (including the debt which will be assumed upon consummation of the Delta Queen acquisition) and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005. We are providing this information as of the date of this release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Additional Information

Please contact Brian Schaefgen of Ambassadors International, Inc.: (949) 759-5900.

2